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                                                               Exhibit 99.(a)(4)

                           OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK AND
                 $2.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                          KAPSON SENIOR QUARTERS CORP.
                                       AT
                    $14.50 NET PER SHARE OF COMMON STOCK AND
     $27.93 NET PER SHARE OF $2.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       BY
                          PROMETHEUS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                        PROMETHEUS SENIOR QUARTERS, LLC

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON MARCH 27, 1998, UNLESS THE OFFER IS EXTENDED

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 2, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments thereto, collectively constitute the 'Offer') relating to the offer by Prometheus Acquisition Corp. (the 'Offeror'), a Delaware corporation and a wholly owned subsidiary of Prometheus Senior Quarters, LLC, a Delaware limited liability company ('Parent'), to purchase all outstanding shares of Common Stock, par value $.01 per share (the 'Common Stock'), and all outstanding shares of $2.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (the 'Preferred Stock' and, together with the Common Stock, the 'Shares'), of Kapson Senior Quarters Corp., a Delaware corporation (the 'Company'), at a purchase price of $14.50 per share of Common Stock and $27.93 per share of Preferred Stock, in each case net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. The Offer is made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of February 23, 1998 (the 'Merger Agreement'), among Parent, the Offeror and the Company. Holders of Shares whose certificates for such Shares (the 'Share Certificates') are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE RELATED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.


Please note the following:

          1. The Offer price is $14.50 per share of Common Stock and $27.93 per share of Preferred Stock, in each case net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Offer, the Merger Agreement and the Merger (as defined in the Offer to Purchase), has determined that the terms of the Offer and the

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     Merger are fair to and in the best interests of the Company's stockholders and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as hereinafter defined) that number of shares of Common Stock representing at least a majority of the outstanding shares of Common Stock on a fully diluted basis, and for the purpose of the satisfaction of such condition, the tender of each share of Preferred Stock tendered in the Offer will be deemed to be the tender of 1.92604 shares of Common Stock (the number of shares of Common Stock into which each share of Preferred Stock is currently convertible). The Offer is also subject to satisfaction of other terms and conditions. See the Introduction and Sections 1 and 15 of the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

          6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 27, 1998 (the 'Expiration Date'), unless the Offer is extended.

          7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by IBJ Schroder Bank & Trust Company (the 'Depositary') of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or The Depository Trust Company of Philadelphia (collectively, the 'Book-Entry Transfer Facilities'), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the related Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the appropriate Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates or, in the case of book-entry delivery of Shares, confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Lazard Freres & Co. LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                    FOR CASH ALL SHARES OF COMMON STOCK AND
                 $2.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                          KAPSON SENIOR QUARTERS CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 2, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments thereto, collectively constitute the 'Offer') in connection with the offer by Prometheus Acquisition Corp. (the 'Offeror'), a Delaware corporation and a wholly owned subsidiary of Prometheus Senior Quarters, LLC, a Delaware limited liability company ('Parent'), to purchase all outstanding shares of Common Stock, par value $.01 per share (the 'Common Stock'), and all outstanding shares of $2.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (the 'Preferred Stock' and, together with the Common Stock, the 'Shares'), of Kapson Senior Quarters Corp., a Delaware corporation (the 'Company'), at a purchase price of $14.50 per share of Common Stock and $27.93 per share of Preferred Stock, in each case net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to the Offeror the number of shares of Common Stock and/or Preferred Stock, indicated below (or if no number is indicated below, all shares of Common Stock and/or Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Number of shares of Common Stock to be Tendered:       Shares

     Number of shares of Preferred Stock to be Tendered:       Shares

     Unless otherwise indicated, it will be assumed that you instruct us to tender all shares of Common Stock and/or Preferred Stock held by us for your account.

                                                  SIGN HERE

Signature(s)

(Print Name(s))

(Print Address (es))

(Area Code and Telephone Number(s))

(Taxpayer Identification or Social Security Number(s))

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